Exhibit 21.1

DELPHI TECHNOLOGIES PLC
All Subsidiaries

Business Entity	Ownership Form	Domestic Jurisdiction (Entity Owned)
Delphi Electronics Overseas Company Ltd	Indirect	England and Wales
Delphi Financial Operations UK Limited	Indirect	England and Wales
Delphi Holdfi Holdings S.a r.l.	Indirect	Luxembourg
Hartridge Limited	Indirect	England and Wales
Alliance Friction Technology Pvt Ltd	Indirect	India
Delphi-TVS Diesel Systems Ltd	Indirect	India
Delphi Diesel Systems Pension Trustees Limited	Indirect	England and Wales
D2 Industrial Development and Production SRL	Indirect	Romania
Delphi Diesel Systems Romania Srl	Indirect	Romania
Delphi France SAS	Indirect	France
Delphi Powertrain Systems Korea Ltd.	Indirect	Korea
Delphi Holdfi Luxembourg S.a r.l.	Indirect	Luxembourg
Delphi Financial Services (UK) Limited	Indirect	England and Wales
Delphi Lockheed Automotive Pension Trustees Limited	Indirect	England and Wales
Delphi Automotive Operations UK Limited	Indirect	England and Wales
Delphi Financial Operations UK Limited	Indirect	England and Wales
Delphi Holdfi Luxembourg S.a r.l.	Indirect	Luxembourg
AS Catalizadores Ambientales, S. de R.L. de C.V.	Indirect	Mexico
Delphi Diesel Systems, S. de R.L. de C.V.	Indirect	Mexico
Delphi Japan Limited Co.	Indirect	Japan
Delphi Powertrain Systems, LLC	Indirect	Delaware
Delphi Powertrain Technologies General Partnership	Indirect	Delaware
AS Catalizadores Ambientales, S. de R.L. de C.V.	Indirect	Mexico
Closed Joint Stock Company "Delphi Samara"	Indirect	Russian Federation
Delphi Automotive Systems Australia Ltd.	Indirect	Australia
Delphi Automotive Systems Luxembourg S.A.	Indirect	Luxembourg
Delphi Canada Inc.	Indirect	Ontario
Delphi Diesel Systems Romania Srl	Indirect	Romania
Delphi Diesel Systems S.L.	Indirect	Spain
Delphi Diesel Systems, S. de R.L. de C.V.	Indirect	Mexico
Delphi France Holding SAS	Indirect	France
Delphi Netherlands BV	Indirect	Netherlands
Delphi Otomotiv Sistemleri Sanayi ve Ticaret Anonim Sirket	Indirect	Turkey

Exhibit 21.1

Delphi Powertrain Systems Deutschland GmbH	Indirect	Germany
Delphi Powertrain Systems Hungary Kft	Indirect	Hungary
Delphi Powertrain Systems Indústria e Comércio Ltda.	Indirect	Brazil
Delphi Powertrain Systems Italia Srl	Indirect	Italy
Delphi Powertrain Systems Operations Luxembourg S.àr.l.	Indirect	Luxembourg
Delphi Powertrain Systems Portugal SA	Indirect	Portugal
Delphi Propulsion Systems Private Limited	Indirect	India
Delphi Singapore Investments Pte. Ltd.	Indirect	Singapore
Delphi Technologies Malta Holding Limited	Indirect	Malta
TecAlliance GmbH	Indirect	Federal Republic of Germany
Delphi Technologies Korea LLC	Indirect	Korea
Delphi Powertrain Systems Poland Sp. z.o.o.	Indirect	Poland
Delphi Luxembourg Investments S.a r.l.	Indirect	Luxembourg
Delphi Powertrain International Services, LLC	Indirect	Delaware
Delphi Diesel Systems (Yantai) Co., Ltd.	Indirect	Republic of China
Beijing Delphi Wan Yuan Engine Management Systems Company, Ltd.	Indirect	Peoples Republic of China
Delphi Automotive Systems Singapore Investments Pte Ltd	Indirect	Singapore
Delphi Automotive Taiwan Ltd.	Indirect	Taiwan
Delphi Diesel Systems (Yantai) Co., Ltd.	Indirect	Republic of China
Delphi Propulsion Systems Private Limited	Indirect	India
Delphi Shanghai Dynamics and Propulsion Systems Co., Ltd.	Indirect	Peoples Republic of China
Delphi Powertrain Technologies General Partnership	Indirect	Delaware
Tula Technology, Inc.	Indirect	Delaware
Delphi Technologies IP Limited	Indirect	Barbados
Delphi Powertrain Systems Management Limited	Direct	England and Wales
Delphi Technologies Financing UK Limited	Direct	England and Wales
Delphi Powertrain Systems Holdings SARL	Direct	Luxembourg
Delphi Powertrain Corporation	Direct	Delaware

Ownership type indicates whether each subsidiary or affiliate is directly owned by Delphi Technologies PLC or indirectly owned by a subsidiary of Delphi Technologies PLC.